UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CPI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CPI CORP.
news for immediate release                                FOR RELEASE July 1, 2009

FOR FURTHER INFORMATION CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri, 63103	TELEPHONE	(314) 231-1575

CPI CORP. RECEIVES LETTER OF SUPPORT FROM IVAN CAPITAL MANAGEMENT

Ivan Capital Joins CPI’s Two Largest, Unaffiliated Stockholders, Century Management and
Lafitte Capital Management, In Supporting CPI’s Director Nominees

ST. LOUIS, July 1, 2009 – CPI Corp. (NYSE: CPY) today announced that it has received a letter of support from Ivan Capital Management, Inc., a significant CPI investor, pledging to vote its shares for all of CPI’s director nominees on the WHITE proxy card at the Company’s July 8, 2009 Annual Meeting of Stockholders.

Ivan Capital joins CPI’s two largest, unaffiliated stockholders, Century Management and its affiliate, Van Den Berg Management, and Lafitte Capital Management in pledging to vote their shares for CPI's director nominees.  Century Management and Lafitte Capital in the aggregate owned approximately 23% of the Company's outstanding shares as of the May 9, 2009 record date.

The full text of the June 30,, 2009 letter from Mark F. Ivan, President of Ivan Capital Management, to David Meyer, Chairman of CPI’s board of directors follows:

“Dear David:

As a significant investor in CPI, we have a substantial interest in the election of directors at the upcoming Annual Meeting and in the Company’s future strategy, operations and business development plans.  Accordingly, we have spent a significant amount of time analyzing the statements and positions of both CPI and Ramius Group.

After careful deliberation, we believe that our interests are best served by the election of the six nominees proposed by CPI.

Furthermore, as we considered the CPI director nominees in comparison to those put forth by Ramius, it became apparent that CPI’s candidates would better serve shareholder interest.

Accordingly, Ivan Capital intends to vote its shares in favor of CPI’s six director nominees.

Sincerely,

Mark F. Ivan
President
Ivan Capital Management Inc.”

CPI also noted that three proxy advisory firms, Glass Lewis & Co., Egan-Jones Proxy Services and PROXY Governance Inc., have recommended that CPI stockholders do not support the dissident slate of nominees.  Two of the proxy advisory firms, Glass Lewis and Egan-Jones, have recommended that CPI stockholders vote for all six of CPI’s director nominees at CPI’s Annual Meeting.  Additionally, PROXY Governance, recommended that CPI stockholders not support the Ramius nominees and vote the WHITE proxy card for four of CPI’s nominees.  Glass Lewis, Egan-Jones and PROXY Governance are proxy advisory firms whose recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries.

CPI urges stockholders to follow the example of Ivan Capital, Century Management and Lafitte Capital Management and the recommendation of Glass Lewis and Egan-Jones, by voting by telephone or Internet according to the instructions on the WHITE proxy card today.  Stockholders with any questions or in need of assistance voting their shares should contact CPI’s proxy solicitor, MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com.

Important Information
CPI Corp. has filed a definitive Proxy Statement with the Securities and Exchange Commission ("SEC") and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2009 Annual Meeting of stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2009 Annual Meeting because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that CPI files with the SEC at the SEC's website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CPI by directing a request to CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103-1717, Attn: Corporate Secretary, calling (314) 231-1575, or by contacting MacKenzie Partners, Inc., by toll-free telephone at 800-322-2885 or by e-mail at proxy@mackenziepartners.com.

Certain Information Concerning Participants
CPI Corp. and its directors and executive officers (other than Peter Feld) may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company's 2009 Annual Meeting. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the SEC is set forth in public filings by the Company with the SEC, including the proxy statement relating to the 2009 Annual Meeting of stockholders.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. The Company identifies forward-looking statements by using words such as "preliminary," "plan," "expect," "looking ahead," "anticipate," "estimate," "believe," "should," "intend" and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: the Company's dependence on Sears and Walmart, the approval of the Company's business practices and operations by Sears and Walmart, the termination, breach, limitation or increase of the Company's expenses by Sears under the license agreements, or Wal-Mart under the lease and license agreements, customer demand for the Company's products and services, the economic recession and resulting decrease in consumer spending, compliance with the NYSE listing requirements, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company's photographs, widespread equipment failure, compliance with debt covenants, high level of indebtedness, implementation of marketing and operating strategies, outcome of litigation and other claims, impact of declines in global equity markets to pension plans and impact of foreign currency translation. The risks described above do not include events that the Company does not currently anticipate or that it currently deems immaterial, which may also affect its results of operations and financial condition. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About CPI Corp.
CPI Corp. has been dedicated to helping families conveniently create cherished photography portrait keepsakes that capture a lifetime of memories for more than 60 years. CPI Corp. provides portrait photography services in approximately 3,000 locations, principally in Sears and Walmart stores. As the first in the category to convert to a fully digital format, CPI Corp. studios offer unique posing options, creative photography selections, a wide variety of sizes and an unparalleled assortment of enhancements to customize each portrait - all for an affordable price. CPI Corp. is based in St. Louis and traded on the New York Stock Exchange (ticker: CPY).

Contact:
Matthew Sherman / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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